CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 30, 2008, relating to the financial statements and financial highlights which appear in the March 31, 2008 Annual Reports to Shareholders of the following funds of the Goldman Sachs Trust: Goldman Sachs California AMT — Free Municipal Fund, Goldman Sachs Municipal Income Fund, Goldman Sachs New York AMT — Free Municipal Fund, Goldman Sachs High Yield Municipal Fund, Goldman Sachs Short Duration Tax-Free Fund, Goldman Sachs Ultra-Short Duration Government Fund, Goldman Sachs Short Duration Government Fund, Goldman Sachs Enhanced Income Fund, Goldman Sachs Inflation Protected Securities Fund, Goldman Sachs Government Income Fund, Goldman Sachs U.S. Mortgages Fund, Goldman Sachs Investment Grade Credit Fund, Goldman Sachs Emerging Markets Debt Fund, Goldman Sachs High Yield Fund, Goldman Sachs Local Emerging Markets Debt Fund, Goldman Sachs Global Income Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs Core Plus Fixed Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 23, 2008